Exhibit 99.5

AGREEMENT OF JOINT FILING

The undersigned hereby agree that the statement on Schedule 13D filed herewith (and any amendments thereto), is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: March 15, 2011	THREAD MASTER GP, LLC By: /s/ Anshuman Dube Anshuman Dube, Manager
Dated: March 15, 2011	/s/ Anshuman Dube ANSHUMAN DUBE
Dated: March 15, 2011	/s/ Scott Booth SCOTT BOOTH